Exhibit 99.1

News Releases

U-Store-It Trust Announces Second Quarter 2006 Financial Results

Cleveland, Ohio, August 7, 2006- U-Store-It Trust (the “Company”) (NYSE:YSI), today announced operating results for the three months ended June 30, 2006.

The Company reported a net loss of $30 thousand for the quarter ended June 30, 2006, and reported no earnings per share as compared to net income of $2.2 million or $0.06 per share for the second quarter of 2005.

The 383 owned facilities containing 24.2 million net rentable square feet had a physical occupancy at June 30, 2006 of 82.2% and an average physical occupancy for the quarter of 81.2%. This compares to a physical occupancy of the 374 facilities owned at March 31, 2006 of 79.7%.

During the second quarter 2006, the Company identified an immaterial accounting error related to certain tenant receivable transactions. The misstatement relates to the period in which the revenue related to certain tenants had been recognized. The Company evaluated the impact of these errors and concluded that the impact was not material to prior periods. Accordingly, a non-cash adjustment of approximately $1 million to reduce rental revenues was recorded in the second quarter to correct the cumulative impact of these errors. This adjustment will have no impact on future earnings.

During the quarter the Company reviewed its calculation of Funds from Operations (“FFO”) and determined that it was more appropriate to exclude depreciation related to certain non-real estate assets from its calculation. Accordingly a non-cash adjustment of approximately $310 thousand was made to reduce its second quarter 2006 FFO. Approximately $148 thousand related to the first quarter of 2006 and $162 thousand related to the second quarter of 2006.

Funds from Operations:

Prior to giving effect to the adjustments described above, FFO attributable to common shareholders for the second quarter of 2006 was $15.4 million or $0.27 per share. This amount is most directly comparable to the Company’s previously articulated second quarter FFO forecast of $0.20 to $0.24 per share and compares to $10.6 million or $0.28 per share for the second quarter of 2005. Taking into consideration these adjustments, the Company is reporting FFO of $14.1 million or $0.25 per share for the second quarter of 2006.

Same-store Results:

The 199 same-store facilities contain approximately 12.9 million net rentable square feet, representing approximately 53.2% the aggregate net rentable square feet of our 383 owned facilities at June 30, 2006. These same-store facilities represent approximately 59.5% of our property net operating income for the quarter ended June 30, 2006.

The tenant receivable adjustment discussed above reduced same-store revenues by approximately $750 thousand during the quarter. Prior to giving effect to this adjustment, same-store revenue grew 4.3%, property operating expenses grew 9.6%, and net operating income grew 1.6% as compared to the same quarter of 2005. After giving effect to this adjustment, same-store revenue grew 1.7% and net operating income declined 2.3% as compared to the second quarter of 2005. Same-store average occupancy decreased to 82.4% for the second quarter of 2006 as compared to 82.6% for the second quarter of last year.

The same-store properties occupancy grew from 81.3% at the end of the first quarter of the year to 83.1% at June 30, 2006 representing positive absorption of approximately 231 thousand square feet. Operating expenses for the second quarter of 2006 increased $77 thousand or 0.07% from the first quarter of 2006 and prior to the tenant receivable adjustment described above, revenues for the second quarter increased 3.5% over the first quarter of 2006.

Chief Executive Officer and President Dean Jernigan commented, “We are pleased with the progress we are making in our efforts to improve the operating results of the Company. We have accomplished all of the immediate objectives I outlined for you when I joined the Company approximately 100 days ago. We have assembled our senior management team and are on track to have our CenterShift software implementation at our facilities to be completed by the end of the third quarter. We are encouraged by the results of our same-store assets since the first quarter of this year. The revenue and occupancy improvements and the expense controls indicate to us that our business plan is gaining traction.”

Asset Acquisition Activity

During the second quarter of 2006 the Company completed the acquisition of nine facilities with an aggregate of 785 thousand net rentable square feet, for an aggregate cost of approximately $55.8 million including the assumption of $14.0 million of debt. Subsequent to the end of the quarter we acquired ten facilities with an aggregate of 727 thousand net rentable square feet for an aggregate cost of approximately $48.4 million including the assumption of approximately $9.4 million of debt. At August 7, 2006 we are under contract to acquire eight additional facilities with an aggregate of 558 thousand net rentable square feet for an aggregate cost of approximately $41.0 million. The Company’s unsecured credit facility was used to fund the cash portion of the acquisitions and it is anticipated that it will be used to fund the acquisitions under contract, although each of these pending acquisitions is subject to significant contingencies and there can be no assurance that the facilities will be acquired.

Earnings Outlook

The Company expects to incur severance and other costs as the implementation of our business plan will create changes in management structure and process. We anticipate that these costs will range from $2.6 to $2.8 million and will be incurred during the third quarter of 2006.

Prior to recognizing the costs described above associated with the implementation of our business plan, the Company estimates that its fully diluted FFO per share for the three months ended September 30, 2006 will be between $0.24 and $0.26 and that its fully diluted loss per share will be between $(0.04) and $(0.02). Including the impact of the above costs, the Company estimates that its FFO per share will be between $0.19 and $0.22. The Company’s estimate is based on the following key assumptions:

• Same Store revenue growth of 4.25% — 5.25% over the third quarter of 2005
• The closing of the acquisitions outlined in this release utilizing our unsecured credit facility
• General and Administrative expenses of $4.7-$4.9 million
• Increases in Libor of 25 basis points during the quarter

Chief Financial Officer Christopher Marr said, “We remain cautiously optimistic in our financial outlook. We believe that our focus on people, systems and accountability will result in continuous improvement in our financial performance over the next several quarters”.

Distributions

On April 24, 2006 the Board of Directors declared a quarterly distribution of $0.29 per share, payable on July 24, 2006 to shareholders of record on July 10, 2006.

Conference Call

Management will host a conference call at 11:00 a.m. EDT on Tuesday August 8, 2006 to discuss financial results for the three months ended June 30, 2006. A live web cast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are (800) 289-0572 for domestic callers, and (913) 981-5543 for international callers. The reservation number for both is 2439778. After the live webcast, the call will remain available on U-Store-It’s website for one month. In addition, a telephonic replay of the call will be available until August 13, 2006. The replay dial-in number is (888) 203-1112 for domestic callers (719) 457-0820 for international callers. The replay reservation number is 2439778. Supplemental operating and financial data as of June 30, 2006 is available on our corporate website under the heading “Investor Relations and Corporate Information”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estates investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”). The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

Net operating income, which we refer to as “NOI,” is defined as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, other depreciation and general and administrative expense, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business — Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:
U-Store-It Trust
Christopher P. Marr
Chief Financial Officer
(440) 234-0700

U-STORE-IT TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)

	June 30,	December 31,
	2006	2005
(Dollars in thousands, except par value amount)

ASSETS
Storage facilities-net	$1,504,919	$1,246,295
Cash and cash equivalents	13,479	201,098
Restricted cash	15,396	14,672
Loan procurement costs — net of amortization	9,298	10,437
Other assets	8,087	8,986

TOTAL ASSETS	$1,551,179	$1,481,488

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Revolving credit facility	$88,000	$-
Loans payable	685,423	669,282
Accounts payable and accrued expenses	19,356	18,928
Distributions payable	16,658	16,624
Deferred revenue	10,235	8,857
Security deposits	670	685

Total liabilities	820,342	714,376

COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	60,759	64,108

SHAREHOLDERS’ EQUITY
Common shares $.01 par value, 200,000,000 shares authorized, 57,206,517 and 57,010,162 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	572	570
Additional paid in capital	797,543	795,244
Accumulated deficit	(126,181)	(91,253)
Unearned share grant compensation	(1,856)	(1,557)

Total shareholders’ equity	670,078	703,004

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,551,179	$1,481,488

U-STORE-IT TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
(Dollars and shares in thousands, except per share data)

REVENUES:
Rental income	$48,822	$31,480	$93,849	$59,077
Other property related income	3,618	2,304	6,719	4,422

Total revenues	52,440	33,784	100,568	63,499

OPERATING EXPENSES:
Property operating expenses	20,954	11,990	39,814	22,775
Property operating expenses — related party	12	24	32	35
Depreciation	15,734	8,744	30,406	16,765
General and administrative	4,132	3,057	9,521	5,950
General and administrative — related party	273	172	450	304

Total operating expenses	41,105	23,987	80,223	45,829
OPERATING INCOME	11,335	9,797	20,345	17,670
OTHER INCOME (EXPENSE)

Interest:
Interest expense on loans	(10,977)	(7,142)	(20,977)	(12,949)
Loan procurement amortization expense	(447)	(385)	(842)	(758)
Write-off of loan procurement cost due to
early extinguishment of debt	—	—	(1,273)	—
Interest income	159	23	1,043	57
Other	(102)	7	(60)	(43)

Total other expense	(11,367)	(7,497)	(22,109)	(13,693)
INCOME (LOSS) BEFORE MINORITY INTERESTS	(32)	2,300	(1,764)	3,977
MINORITY INTERESTS	2	(96)	147	(156)

NET INCOME (LOSS)	$(30)	$2,204	$(1,617)	$3,821

Basic earnings (loss) per share	$-	$0.06	$(0.03)	$0.10
Diluted earnings (loss) per share	$-	$0.06	$(0.03)	$0.10

Weighted-average basic shares outstanding	57,325	37,478	57,286	37,478
Weighted-average diluted shares outstanding	57,325	37,520	57,286	37,502

Distributions declared per common share	$0.29	$0.28	$0.58	$0.56

Same Store Results (199 facilities)

	Three months ended			Six months ended
	June 30,		Percent Change	June 30,		Percent Change
	2006	2005		2006	2005
(Dollars in thousands, except for square feet)

Rental income	$28,032	$27,630		$55,830	$54,182
Other operating income	1,293	1,214		2,552	2,541

Total revenues (a)	29,325	28,844	1.7%	58,382	56,723	2.9%

Property operating expenses
Property taxes	3,337	3,185	4.8%	6,714	6,376	5.3%
Personnel expense	3,041	2,890	5.2%	6,139	5,959	3.0%
Advertising	817	663	23.2%	1,416	1,194	18.6%
Repair and maintenance	284	192	47.9%	586	369	58.8%
Utilities	1,042	968	7.6%	2,326	2,097	10.9%
Property insurance	430	322	33.5%	745	651	14.4%
Other expenses	1,651	1,454	13.5%	3,201	2,887	10.9%

Total property operating expenses	10,602	9,674	9.6%	21,127	19,533	8.2%

Net Operating Income (b) (g)	$18,723	$19,170	(2.3%)	$37,255	$37,190	0.2%

Gross margin (a)	63.8%	66.5%		63.8%	65.6%

Period average occupancy (c)	82.4%	82.6%		81.9%	82.2%

Period end occupancy (d)	83.1%	83.6%		83.1%	83.6%

Total net rentable square feet	12,890,822	12,890,822		12,890,822	12,890,822

Realized annual rent per occupied square foot (e)	$10.56	$10.38	1.7%	$10.58	$10.23	3.4%

In place annual rent per square foot (f)	$12.35	$11.62	6.3%	$12.27	$11.57	6.1%

   Reconciliation of Same Store Net Operating Income to Operating Income

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Same store net operating income (g)	$18,723	$19,170	$37,255	$37,190
Non same store net operating income (g)	12,751	2,600	23,467	3,499
Depreciation	(15,734)	(8,744)	(30,406)	(16,765)
General and administrative expense	(4,405)	(3,229)	(9,971)	(6,254)

Operating income	$11,335	$9,797	$20,345	$17,670

a — Total revenue reflects the $750 non-cash adjustment in 2006; prior to the effect of this adjustment, revenue growth was 4.3% for the quarter and 4.2% for the six month period. Gross margin was 66.4% and 65.1% prior to the effect of this adjustment.

b — Net operating income reflects the $750 non-cash adjustment in 2006; prior to the effect of this adjustment, NOI growth was 1.7% for the quarter and 2.2% for the six-month period, respectively.

c — Square foot occupancy represents the weighted average occupancy for the period.

d — Represents occupancy at June 30.

e — Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period. Prior to the effect of the $750 non-cash adjustment, it was $10.84 and $10.65 for the quarter and six-month period, respectively.

f — In place annual rent per occupied square foot represents annualized contractual rents per period end occupied square foot.

g — Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense. Although depreciation and general & administrative expense are operating expenses, we believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI is not a substitute for operating income as determined in accordance with GAAP in evaluating our operating results.

NON-GAAP FINANCIAL MEASURES — COMPUTATION OF
FUNDS FROM OPERATIONS (“FFO”)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
(Dollars and shares in thousands except per share data)
Net income (loss)	$(30)	$2,204	$(1,617)	$3,821

Plus:
Real Estate Depreciation	15,424	8,744	30,096	16,765
Minority Interest	(2)	96	(147)	156

FFO — Operating partnership	$15,392	$11,044	$28,332	$20,742
FFO — Allocable to minority interest	$(1,282)	$(490)	$(2,363)	$(838)

FFO — Allocable common shareholders	$14,110	$10,554	$25,969	$19,904

Weighted-average diluted shares outstanding (1)	57,399	37,520	57,403	37,502

Funds from Operations per share	$0.25	$0.28	$0.45	$0.53

Reconciliation of Dilutive Income per Share to Funds from Operations per share:

Dilutive income per share	$-	$0.06	$(0.03)	$0.10

Adjustments:
Real Estate Depreciation	0.27	0.24	0.52	0.45
Funds attributable to minority shareholders	(0.02)	(0.02)	(0.04)	(0.02)

Funds from operations per share	$0.25	$0.28	$0.45	$0.53

(1)	The weighted average number of shares for the period include approximately 0.1 million shares related to certain equity awards issued that are dilutive for FFO.